Exhibit 99.3

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THESE WARRANTS WILL EXPIRE AND BECOME NULL AND VOID

AT 4:30 P.M. (PACIFIC STANDARD TIME) ON JANUARY __ ,2008.

SHARE PURCHASE WARRANTS

TO PURCHASE COMMON SHARES OF

PUPPY ZONE ENTERPRISES, INC.

incorporated in the State of Nevada

THIS IS TO CERTIFY THAT ___________________________, (the “Holder”) of ____________________________________, has the right to purchase, upon and subject to the terms and conditions hereinafter referred to, up to ______________ fully paid and non-assessable common shares (the “Shares”) in the capital of Puppy Zone Enterprises, Inc. (hereinafter called the “Company”) on or before 4:30 p.m. (Pacific Standard time) on January __, 2008 (the “Expiry Date”) at a price per Share (the “Exercise Price”) of US$0.10 on the terms and conditions attached hereto as Appendix “A” (the “Terms and Conditions”).

1.	ONE (1) WHOLE WARRANT AND THE EXERCISE PRICE ARE REQUIRED TO PURCHASE ONE SHARE. THIS CERTIFICATE REPRESENTS _____________ WARRANTS.
2.	These Warrants are issued subject to the Terms and Conditions, and the Warrant Holder may exercise the right to purchase Shares only in accordance with those Terms and Conditions.
3.

Nothing contained herein or in the Terms and Conditions will confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares at any time subsequent to the Expiry Date, and from and after such time, this Warrant and all rights hereunder will be void and of no value.

D/KFR/779437.1

IN WITNESS WHEREOF the Company has executed this Warrant Certificate this __th day of _______________, 2005.

PUPPY ZONE ENTERPRISES, INC.

Per:
Tamara Huculak, President

PLEASE NOTE THAT ALL SHARE CERTIFICATES MUST BEAR THE FOLLOWING LEGEND DURING THE CURRENCY OF APPLICABLE HOLD PERIODS:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

APPENDIX “A”

TERMS AND CONDITIONS dated ____ October, 2005, attached to the Warrants issued by Puppy Zone Enterprises, Inc.

1.	INTERPRETATION
(a)	Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(i)

“Company” means Puppy Zone Enterprises, Inc. until a successor corporation will have become such as a result of consolidation, amalgamation or merger with or into any other corporation or corporations, or as a result of the conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any other corporation and thereafter “Company” will mean such successor corporation;

(ii)	“Company’s Auditors” means an independent firm of accountants duly appointed as auditors of the Company;
(iii)

“Director” means a director of the Company for the time being, and reference, without more, to action by the directors means action by the directors of the Company as a Board, or whenever duly empowered, action by an executive committee of the Board;

(iv)

“herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section,” followed by a number refer to the specified Article or Section of these Terms and Conditions;

(v)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;
(vi)	“shares” means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the shares;
(vii)	“Warrant Holders” or “Holders” means the holders of the Warrants; and
(viii)	“Warrants” means the warrants of the Company issued and presently authorized and for the time being outstanding.

D/KFR/779437.1

(b)	Gender

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neutral genders.

(c)	Interpretation not affected by Headings

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

(d)	Applicable Law

The Warrants will be construed in accordance with the laws of the State of Nevada.

2.	ISSUE OF WARRANTS
(a)	Additional Warrants

The Company may at any time and from time to time issue additional warrants or grant options or similar rights to purchase shares of its capital stock.

(b)	Warrant to Rank Pari Passu

All Warrants and additional warrants, options or similar rights to purchase shares from time to time issued or granted by the Company, will rank pari passu whatever may be the actual dates of issue or grant thereof, or of the dates of the certificates by which they are evidenced.

(c)	Issue in substitution for Lost Warrants
(i)

In case a Warrant becomes mutilated, lost, destroyed or stolen, the Company, at its discretion, upon cancellation of such mutilated, lost, destroyed or stolen Warrant, may issue and deliver a new Warrant of like tenor as and in exchange for, in place of and in substitution of the one mutilated, lost, destroyed or stolen, and the substituted Warrant will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

(ii)

The applicant for the issue of a new Warrant pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction, or theft of the Warrant so lost, destroyed or stolen as will be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company in connection therewith.

D/KFR/779437.1

(d)	Warrant Holder Not a Shareholder

The holding of a Warrant will not constitute the Holder thereof a shareholder of the Company, nor entitle him to any right or interest in respect thereof except as expressly provided in the Warrant.

3.	NOTICE
(a)	Notice to Warrant Holders

Any notice required or permitted to be given to the Holders will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the Holder appearing on the Holder’s Warrant or to such other address as any Holder may specify by notice in writing to the Company, and any such notice will be deemed to have been given and received by the Holder to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time or mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

(b)	Notice to the Company

Any notice required or permitted to be given to the Company will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the Company set forth below or such other address as the Company may specify by notice in writing to the Holder, and any such notice will be deemed to have been given and received by the Company to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time or mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered:

Puppy Zone Enterprises, Inc.

Suite 200, 8275 S. Eastern Avenue,

Las Vegas, Nevada 89123-2591

Attention: Tamara A. Huculak, President

Fax No. (702) 990-8681

with a copy to:

D/KFR/779437.1

Clark Wilson LLP

Barristers and Solicitors

800 – 885 West Georgia Street

Vancouver, British Columbia

Canada V6C 3H1

Attention: Larry Yen

Fax: (604) 687-6314

4.	EXERCISE OF WARRANTS
(a)	Method of Exercise of Warrants

The right to purchase shares conferred by the Warrants may be exercised by the Holder surrendering a duly completed and executed subscription in the form attached hereto and a bank draft or certified cheque payable to or to the order Company, at par, in Vancouver, Canada, for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of the United States of America, to the Company at the address set forth in Section 3(b) or from time to time specified by the Company.

(b)	Effect of Exercise of Warrants
(i)

Upon surrender and payment as aforesaid the shares so subscribed for will be deemed to have been issued and such person or persons will be deemed to have become the Holder or Holders of record of such shares on the date of such surrender and payment, and such shares will be issued at the subscription price in effect on the date of such surrender and payment.

(ii)

Within ten business days after surrender and payment as aforesaid, the Company will forthwith cause to be delivered to the person or persons in whose name or names the shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.

(c)	Subscription for Less Than Entitlement

The Holder of any Warrant may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a number of shares less than the number which can be purchased pursuant to a Warrant, the Holder thereof upon exercise thereof will in addition be entitled to receive a new Warrant, upon request, in respect of the balance of the shares which he was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

D/KFR/779437.1

(d)	Warrants for Fractions of Shares

To the extent that the Holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the Holder to receive a whole number of such shares.

(e)	Expiration of Warrants

After 4:30 p.m. (Pacific Standard time) on January __, 2008 (the “Expiry Date”), all rights under each Warrant will wholly cease and terminate and each Warrant will be void and of no effect.

(f)	Time of Essence

Time will be of the essence hereof.

(g)	Subscription Price

Each Warrant is exercisable at an Exercise Price of US$0.10. A duly completed and executed subscription in the form attached hereto and the Exercise Price are required to subscribe for each share during the term of the Warrants.

Notwithstanding any other provision hereof, no Holder will exercise Warrants, nor will the Company exercise any right to require a Holder to exercise Warrants pursuant to Section 5.1 below, if as a result of such exercise the Holder would then become a “ten percent beneficial owner” (as defined in Rule 16a-2 under the Securities Exchange Act of 1934, as amended) of Shares. For greater certainty, the Warrants will not be exercised by the Holder, and the Corporation will not give effect to any exercise of Warrants, if, after giving effect to such exercise, the Holder of such securities, together with its affiliates, would in aggregate beneficially own, or exercise control or direction over that number of voting securities of the Corporation which is 10% or greater of the total issued and outstanding voting securities of the Corporation, immediately after giving effect to such conversion.

5.	MANDATORY WARRANT EXERCISE AT THE OPTION OF THE COMPANY

In the event that a registration statement qualifying the resale of the Shares has been filed with the SEC and declared effective, the Company may require the Holder, at any time following the date that the closing bid price of the Shares as listed on a Principal Market (as defined herein), as quoted by Bloomberg L.P. (the “Closing Bid Price”) has been averaged or above US$1.00 for a period of twenty consecutive trading days, to exercise the Warrants and acquire the Shares at the Exercise Price. The Holder must exercise the Warrants in accordance with Section 4.1 within five (5) business days of the receipt of notice from the Company, after which time the Warrants will be cancelled if unexercised. As used herein, “Principal Market” will mean The National Association of Securities Dealers Inc.'s OTC Bulletin Board, the Nasdaq SmallCap Market, or the American Stock Exchange. If the Common Shares are not traded on a Principal Market, the Closing Bid Price will mean the reported Closing Bid Price for the Common Shares, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods.

D/KFR/779437.1

6.	RESERVATION OF SHARES

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of shares to satisfy the rights of purchase provided for herein and in the Warrants should the Holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all shares which they are or may be entitled to purchase pursuant thereto and hereto.

7.	WAIVER OF CERTAIN RIGHTS -	IMMUNITY OF SHAREHOLDERS, ETC.

The Warrant Holder, as part of the consideration for the issue of the Warrants, waives and will not have any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, Director or Officer (as such) of the Company for the issue of shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company herein contained or in the Warrant.

8.	ANTI-DILUTION FOR NUMBER OF SHARES AND OTHER ADJUSTMENTS
	(a)	Adjustments

The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case the Company shall (i) pay a dividend with respect to its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) (any one of which actions is herein referred to as an “Adjustment Event”), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Warrant Certificate) that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 9(a) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

(b)	Adjustment of Exercise Price

Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 9(a), the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to

D/KFR/779437.1

such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

9.	MODIFICATIONS AND TRANSFER
(a) Modification of Terms and Conditions for Certain Purposes

From time to time the Company may, subject to the provisions of these presents, modify the Terms and Conditions hereof, for the purpose of correction or rectification of any ambiguities, defective provisions, errors or omissions herein.

(b)	Warrants Not Transferable

The Warrant and all rights attached to it are not transferable or assignable.

Dated: __________________________

PUPPY ZONE ENTERPRISES, INC.

By:

Tamara A. Huculak, President

D/KFR/779437.1

FORM OF SUBSCRIPTION

TO:	Puppy Zone Enterprises, Inc.

Suite 200, 8275 S. Eastern Avenue,

Las Vegas, Nevada 89123-2591

The undersigned Holder of the within Warrants hereby subscribes for ____________ common shares (the “Shares”) of Puppy Zone Enterprises, Inc. (the “Company) pursuant to the within Warrants at US$0.10 per Share on the terms specified in the said Warrants. This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Shares.

The undersigned hereby directs that the Shares be registered as follows:

NAME IN FULL	ADDRESS(ES)	NUMBER OF SHARES

TOTAL:

(Please print full name in which share certificates are to be issued, stating whether Mr., Mrs. or Miss is applicable).

DATED this ________ day of__________________, 20__.

In the presence of:

Signature of Witness	Signature of Warrant Holder

Please print below your name and address in full.

Name (Mr./Mrs./Miss)
Address

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant without alteration or enlargement or any change whatever. If there is more than one subscriber, all must sign.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Warrant certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

D/KFR/779437.1